Exhibit 99.1

DISCIPLINED GROWTH ACQUISITION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors

Disciplined Growth Acquisition Corporation

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Disciplined Growth Acquisition Corporation (hereinafter referred to as the “Company”) as of May 28, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of May 28, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ GuzmanGray

We have served as the Company’s auditor since 2026.

Costa Mesa, CA

June 3, 2026

DISCIPLINED GROWTH ACQUISITION CORPORATION

BALANCE SHEET

MAY 28, 2026

ASSETS
Current assets
Cash and cash equivalents	$1,009,496
Prepaid expenses	253,113
Total current assets	1,262,609

Cash and investments held in Trust Account	150,750,000

Total assets	$152,012,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accrued expenses	$312,225
Over-allotment option liability	397,888
Total current liabilities	710,113
Total liabilities	710,113

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 15,000,000 shares at redemption value of $10.05 per share	150,750,000

Shareholders’ equity:
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,020,000 shares issued and outstanding at May 28, 2026, (excluding 15,000,000 shares subject to possible redemption)	102
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding(1) at May 28, 2026	575
Additional paid-in capital	7,428,630
Accumulated deficit	(6,876,811)
Total shareholders’ equity	552,496
Total liabilities, and Class A ordinary shares subject to possible redemption, and shareholders’ equity	$152,012,609

(1)	Includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 7).

The accompanying notes are an integral part of this financial statement.

DISCIPLINED GROWTH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENT

MAY 28, 2026

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Background

Disciplined Growth Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target. The Company may pursue an acquisition opportunity in any business, industry or sector.

As of May 28, 2026, the Company had not commenced any operations. All activity for the period from January 19, 2026 (inception) through May 28, 2026, relates to the Company’s formation and the Offering. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Initial Public Offering” or the “Offering”) was declared effective on May 26, 2026. On May 28, 2026, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $150,000,000. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one (1) right, as described in more detail in the Offering. Each Right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share upon consummation of our initial business combination. We refer herein to the units sold in the Offering as our “public units,” and the components thereof as our “public shares” and “public rights,” respectively. No fractional Class A ordinary shares will be issued in connection with an exchange of rights, so you must hold multiples of four (4) in order to receive Class A ordinary shares for all your rights upon closing of a business combination. The underwriters have a 45-day option from the date of the Offering to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

Transaction costs amounted to $1,525,900, consisting of $1,200,000 of cash underwriting fee and $325,900 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions). The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding income and franchise taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the Initial Public Offering, on May 28, 2026, an amount of $150,750,000 from the net proceeds of the sale of the Units and the Private Placement Units was placed in the trust account (the “Trust Account”), located in the United States, with Odyssey Transfer and Trust Company acting as trustee, and initially invested in U.S. government securities, within the meaning set forth in Section 2(a)(l6) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on the management team’s ongoing assessment of all factors related to the Company’s potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank.

The Company will provide the holders of the outstanding Public Shares, excluding the Sponsor, initial shareholders, officers, directors and board advisors (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares in connection with a general meeting called to approve the Business Combination. If the Company does not submit such Business Combination to its members for approval, it will provide shareholders with the opportunity to have their shares repurchased by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest then in the Trust Account). There will be no redemption rights upon the completion of a Business Combination with respect to the Private Placement Units (and the underlying securities contained therein).

The Public Shares subject to possible redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if shareholders pass an ordinary resolution under Cayman Islands law and its amended and restated memorandum and articles of association (the “Articles”) approving a Business Combination, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, or approved by a resolution in writing of all of the shareholders entitled to vote on such matter (or such other threshold as may be allowed under the Companies Act (As Revised) of the Cayman Islands), or such other vote as required by law or stock exchange rule. Subject to limited exceptions, if the Company’s Business Combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, shareholders will be required to pass a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, approving a plan of merger or plan of consolidation. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Articles, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders have agreed to vote their Founder Shares (as defined in Note 5), Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would not be voted in favor of approving the Business Combination). Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote in favor of or vote against, or abstain from voting on, a proposed Business Combination and waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination.

The Company will provide public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or vote against, the initial Business Combination, all or a portion of the Class A ordinary shares that were sold as part of the units in the Offering, which the Company refers to collectively as the public shares, upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the trust account, less taxes payable, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The proceeds placed in the trust account and the interest earned thereon will not be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

Notwithstanding the foregoing redemption rights, if the Company seeks shareholder approval of the initial Business Combination and the Company does not conduct redemptions in connection with the initial Business Combination pursuant to the tender offer rules, the amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Offering without the Company’s prior consent. However, the Company would not be restricting the shareholders’ ability to vote all their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in the Offering) for or against the initial Business Combination.

The initial shareholders have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

The Company’s sponsor is Disciplined Growth Sponsor LLC (the “Sponsor”). The Sponsor, Maxim Group LLC (“Maxim”) which is the representative of the underwriters, and certain third-party investors (the “third-party investors”), none of which are affiliated with the Sponsor, the Company’s officers and directors, and certain individuals who are registered persons of Maxim (the “Maxim Individuals” and, together with the third-party investors, the “at-risk capital investors”), have purchased an aggregate of 345,000 private placement units (the “Private Placement Units”) (or 374,250 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, or $3,450,000 in the aggregate (or up to $3,742,500 if the underwriters’ over-allotment option is exercised in full). Of these Private Placement Units, the Sponsor purchased 175,000 Private Placement Units (or 195,250 if the over-allotment option is exercised in full), Maxim and/or its designees purchased 60,000 Private Placement Units (or 69,000 if the over-allotment option is exercised in full), and the third-party investors purchased 110,000 Private Placement Units. Each Right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share upon consummation of our initial business combination. We refer herein to the units sold in the Offering as our “public units,” and the components thereof as our “public shares” and “public rights,” respectively. No fractional Class A ordinary shares will be issued in connection with an exchange of rights, so you must hold multiples of four (4) in order to receive Class A ordinary shares for all your rights upon closing of a business combination.

On January 19, 2026, the Company’s Sponsor purchased, and the Company issued to the Sponsor, 5,750,000 Class B ordinary shares for an aggregate purchase price of $25,000 (up to 750,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). Prior to the consummation of the Offering, the Sponsor forfeited 1,100,000 founder shares and the at-risk capital investors purchased 1,100,000 founder shares, for an aggregate purchase price of approximately $4,400, or approximately $0.004 per share, which has resulted in the Sponsor owning 3,900,000 founder shares if the underwriters’ over-allotment option is not exercised (or 4,650,000 founder shares if the underwriters’ over-allotment option is exercised in full). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. Because the Company’s Sponsor acquired the Class B ordinary shares at a nominal price, the public shareholders will incur an immediate and substantial dilution upon the closing of the Offering, assuming no value is ascribed to the rights included in the units. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Offering and are related to or in connection with the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25.0% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of the Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any units issued to the Company’s Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis. As a result, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to the Company’s public shareholders due to the anti-dilution rights of the founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

Prior to the closing of the Company’s initial Business Combination, only holders of the Company’s Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to the completion of the initial Business Combination; and (ii) will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of the Company’s shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Company has until the date that is 15 months from the closing of the Offering (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate the initial Business Combination) or until such earlier liquidation date as the Company’s board of directors may approve, to consummate the Company’s initial Business Combination. If the Company anticipates that it may be unable to consummate an initial Business Combination within such 15-month period, the Company may seek shareholder approval to amend the amended and restated memorandum and articles of association to extend the date by which the Company must consummate its initial Business Combination. There are no limitations on the number of times the Company may seek shareholder approval for an extension or the length of time of any such extension. However, if the Company seeks shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law. If the Company is unable to complete its initial Business Combination within 15 months from the closing of the Offering, or by such earlier liquidation date as the Company’s board of directors may approve, the Company will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law.

The ordinary shares subject to redemption will be recorded at a redemption value and an analysis of the share classification will be performed, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” upon the completion of the Offering.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet as of May 28, 2026 and the related notes thereto are collectively referred to herein as the financial statement. The financial statement is presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Liquidity

The Company’s liquidity needs up to May 28, 2026 had been satisfied through the loan under an unsecured promissory note from the Sponsor of up to $300,000. On May 28, 2026, the Company repaid the total outstanding balance of the Promissory Note amounting to $169,004 (see Note 5). As of May 28, 2026, the Company had cash of $1,009,496 and working capital of $552,496.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial statements - Going Concern,” the Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the initial Business Combination. The Company has the Combination Period to complete the initial Business Combination. Management has determined that the Company has sufficient funds to finance the working capital needs of the Company within one year from the date of issuance of the financial statement.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,009,496 in cash and did not have any cash equivalents as of May 28, 2026.

Cash and Investments Held in Trust Account

As of May 28, 2026, the assets held in the Trust Account, amounting to $150,750,000, were held in cash and money market fund investing solely in U.S. Treasuries.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of May 28, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and was accounted for as a liability in accordance with ASC 815-40 and ASC 480 since the underwriter did not exercise their overallotment option at the closing of the Initial Public Offering.

Share Rights

The Company accounted for the Public Rights and Private Placement Rights issued in connection with the Initial Public Offering and the private placement in accordance with the equity scope exception contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and classified the rights under equity treatment because they are indexed to the Company’s own Class A ordinary shares, are settled through issuance of a fixed number of shares upon consummation of an initial business combination, and do not require an initial investment attributable to the right themselves. Their assigned value was determined at issuance using a relative fair value. No subsequent remeasurement is required while the rights continue to qualify for equity classification.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of May 28, 2026, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of May 28, 2026, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$150,000,000
Less:
Proceeds allocated to Public Rights	(4,500,000)

Public Shares issuance costs	(1,525,900)
Plus:
Remeasurement of carrying value to redemption value	6,775,900
Class A ordinary shares subject to possible redemption, May 28, 2026	$150,750,000

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 on January 19, 2026, the date of its incorporation.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — INITIAL PUBLIC OFFERING

The Company’s initial public offering was effective on May 26, 2026. On May 28, 2026, at closing date, the Company sold 15,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $150,000,000. Each Unit consists of one Class A ordinary share, and one right to receive one-fourth (1/4) of one Class A ordinary share (“Public Rights”). Each Right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share upon consummation of our initial business combination.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the at-risk capital investors purchased a total of 345,000 Private Placement Units (175,000 Private Placement Units was purchased by the Sponsor, and 170,000 Private Placement Units were purchased by the at-risk capital investors, of which, 60,000 Private Placement Units were purchased by the Maxim and/or its designee and 110,000 Private Placement Units was purchased by the third-party investors) at a price of $10.00 per Private Placement Unit, or $3,450,000 in the aggregate, in a private placement. A portion of the proceeds from the sale of the Private Placement Units was added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share. We refer herein to the units sold in the Offering as our “public units,” and the components thereof as our “public shares” and “public rights,” respectively. No fractional Class A ordinary shares will be issued in connection with an exchange of rights, so you must hold multiples of four (4) in order to receive Class A ordinary shares for all your rights upon closing of a business combination.

The Company allocated the proceeds from the sale of the Private Placement Units between the underlying Class A ordinary shares and private placement rights based on their relative fair values. The private placement shares are classified within permanent equity because the holders waived redemption rights and rights to liquidating distributions from the Trust Account with respect to such shares. The private placement rights are classified within permanent equity on the same basis as the Public Rights.

The Private Placement Units are identical to the units sold in the Offering except that, so long as they are held by the Sponsor, the underwriters, or the permitted transferees, the Private Placement Units (and the underlying securities) (i) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Units held by the underwriters and/or their designees, will not be convertible more than five years from the commencement of sales in the Offering in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(8).

The Sponsor and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

NOTE 5 — RELATED PARTIES

Founder Shares

On January 19, 2026, the Company issued to the Sponsor, 5,750,000 Class B ordinary shares for an aggregate purchase price of $25,000 (up to 750,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). On May 28, 2026, the Sponsor forfeited 1,100,000 founder shares and the at-risk capital investors purchased 1,100,000 founder shares, for an aggregate purchase price of approximately $4,400, or approximately $0.004 per share, which has resulted in the Sponsor owning 3,900,000 founder shares if the underwriters’ over-allotment option is not exercised (or 4,650,000 founder shares if the underwriters’ over-allotment option is exercised in full).

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any founder shares (the “Lock-up”). Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the Lock-up.

Promissory Note — Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2026 or the closing date of the Offering. The Company had borrowed $169,004 under the promissory note, and the loan was repaid out of the offering proceeds on May 28, 2026. There was no balance outstanding as of May 28, 2026.

Administrative Services Agreement

Commencing on the effective date of the Offering, the Company entered into an agreement with the Sponsor, and its affiliate, to pay an aggregate of $20,000 per month for office space, utilities and secretarial and administrative support. The monthly fees will cease upon the completion of the initial Business Combination or the liquidation of the Company.

Working Capital Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor, or an affiliate of the Sponsor or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company expects to repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. As of May 28, 2026, no such Working Capital Loans were outstanding. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the Sponsor.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets continue to experience volatility and uncertainty resulting from a combination of macroeconomic conditions and geopolitical events. These conditions include, among other things, elevated or rapidly changing inflation and interest rates, tightening or instability in credit and capital markets, and periods of reduced liquidity or stress affecting financial institutions and counterparties.

In addition, ongoing and emerging geopolitical tensions and armed conflicts in Europe, the Middle East and other regions, as well as heightened international trade frictions (including changes in trade policy, tariffs, sanctions, export controls, or other restrictive measures), can contribute to commodity and energy price volatility, disruptions in global shipping and logistics, and broader supply chain interruptions. These same dynamics may increase the risk of cybersecurity incidents and other operational disruptions.

Further, public health crises or epidemics/pandemics, severe weather events, natural disasters, and other events beyond the Company’s control may adversely affect global and regional economies, labor availability, supply chains, and overall market demand.

Any of the foregoing factors, individually or in the aggregate, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination, including by reducing the availability of acquisition opportunities, increasing financing costs, limiting access to debt or equity financing on acceptable terms (or at all), delaying transaction timelines, or otherwise adversely impacting the operations, financial condition, results of operations, or prospects of a target business.

Registration Rights

The holders of the founder shares, Private Placement Units, representative shares, and the securities underlying the units contained in such Private Placement Units and Rights that may be issued upon conversion of the Working Capital Loans will have registration rights to require the Company to register for resale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to the registration rights agreement signed prior to or on the effective date of the Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Offering. In addition, the underwriters may participate in a piggyback registration only during the seven-year period beginning on the effective date of the Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters’ Agreement

The underwriters have a 45-day option from the date of the Offering to purchase up to an additional 2,250,000 units to cover over-allotments, if any. The underwriters were entitled to a cash underwriting discount of $0.08 per Unit, or $1,200,000 in the aggregate, which was paid to the underwriters upon the closing of the Offering.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference Shares - The Company is authorized to issue a total of 5,000,000 preference shares at par value of $0.0001. At May 28, 2026, there were no preference shares issued or outstanding.

Class A Ordinary Shares - The Company is authorized to issue a total of 500,000,000 Class A ordinary shares at par value of $0.0001 per share (subject to potential redemption). At May 28, 2026, the Company had 1,020,000 Class A ordinary shares issued and outstanding, excluding 15,000,000 Class A ordinary shares subject to possible redemption, consisting of 345,000 private placement shares and 675,000 representative shares issued to Maxim.

The representative shares were issued as underwriting compensation in lieu of deferred cash underwriting fees. The representative shares are classified within shareholders’ equity. The Company recorded the fair value of the representative shares as an offering cost, with corresponding credit to Class A ordinary shares and additional paid-in capital. The representative shares do not have redemption rights with respect to the Trust Account and are subject to the transfer and other restrictions described in the underwriting agreement. The representative shares were measured at fair value of $10.00 per share on the issuance date.

Class B Ordinary Shares - The Company is authorized to issue a total of 50,000,000 Class B ordinary shares at par value of $0.0001 per share. On January 19, 2026, the Company issued an aggregate of 5,750,000 Class B ordinary shares, $0.0001 par value, in exchange for a $25,000 prepaid expense (approximately $0.004 per share) from the Sponsor to cover certain expenses on behalf of the Company. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture if the underwriters’ over-allotment option is not exercised by the underwriters in full.

The Founder Shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 25.0% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the consummation of the Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the Private Placement Units and representative shares), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent rights issued to the Sponsor or any of its affiliates or to officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

Share Rights - Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Share Right will automatically receive one-fourth (1/4) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial Business Combination, each holder of a Share Right will be required to affirmatively convert his, her or its Share Rights in order to receive the one-fourth (1/4) of one Class A ordinary share underlying each Share Right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the Public Shares for the funds held in the Trust Account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

NOTE 8 - FAIR VALUE MEASUREMENTS

The over-allotment option was accounted for as a liability in accordance with FASB ASC 815-40 and ASC 480 and was presented within liabilities on the balance sheet. The over-allotment option liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented within changes in fair value of over-allotment option liability in the statement of operations. The Company evaluated the underwriters’ over-allotment option as a freestanding financial instrument. The option permits the underwriters to purchase up to 2,250,000 additional units during a 45-day period. Each option unit is identical to the units sold in the Initial Public Offering and consists of one Class A ordinary share and one right.

The Company evaluated the over-allotment option under ASC 480 and ASC 815. The option was determined to meet the definition of a derivative under ASC 815. The Company concluded that the option should be classified as a liability because it is a freestanding instrument indexed to units that include contingently redeemable Class A ordinary shares. Accordingly, the over-allotment option liability was initially measured at fair value and will be remeasured at fair value at each reporting date until the option is exercised or expires, with changes in fair value recognized in earnings.

The Company used a Black-Scholes model to value the over-allotment option. The over-allotment option liability was classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs, including assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the option. The expected life of the option is assumed to be equivalent to their remaining contractual term. The fair value of the over-allotment option is $397,888, or $0.1768 per option unit at May 28, 2026.

The key inputs into the Black-Scholes model were as follows at initial measurement of the over-allotment option:

May 28, 2026
Risk-free interest rate	3.63%
Expected term (years)	0.12
Volatility	3.00%
Exercise price	$9.92

The Company evaluated the Public Rights and Private Placement Rights under ASC 815 and ASC 815-40. The rights may meet the definition of a derivative because they have an underlying, a notional amount and settlement in Class A ordinary shares that are expected to be readily convertible to cash. However, the rights are indexed to the Company’s own Class A ordinary shares and meet the conditions for equity classification. The rights do not require or permit cash settlement, do not provide redemption rights, do not provide rights to liquidating distributions from the Trust Account, and expire worthless if the Company does not complete an initial Business Combination within the required time period. Accordingly, the rights are classified in shareholders’ equity and are not subsequently remeasured.

The fair value of the Public Rights issued in the Initial Public Offering and the Private Placement Rights issued in the private placement was $4,500,000 and $103,500, respectively, or $0.30 per Right. The fair value of the Rights was determined using PWERM. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Rights issued in the Initial Public Offering:

May 28, 2026
Expected term to de-SPAC (years)	1.25
Probability of de-SPAC and instrument-specific market adjustment	14.0%
Discount Rate	15.0%
Implied Class A share price	$9.70

NOTE 9 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report, in the financial statement, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics as set forth below.

May 28, 2026
Cash and cash equivalent	$1,009,496
Cash held in Trust Account	$150,750,000

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through June 3, 2026, the date that the financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would require adjustment or disclosure in the financial statement.